SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 18, 2006
                                                        ------------------


                       LEGEND INTERNATIONAL HOLDINGS, INC.
                 (Exact Name of Company as Specified in Charter)



           Delaware                  000-32551              23-3067904
-------------------------------  -----------------  ----------------------------
 (State or Other Jurisdiction    (Commission File         (IRS Employer
       of Incorporation)                No.)            Identification No.)


         Level 8, 580 St Kilda Road, Melbourne, Victoria Australia    3004
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                (Address of Principal Executive Offices)           (Zip Code)


Company's telephone number                       61-3-8532-2866

Company's facsimile number                       61-3-8532-2805

Company's e-mail address                         lgdi@axisc.com.au
                                                 -----------------
Company's Web site address                       www.lgdi.net




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Item 1.01. Entry into a Material Definitive Agreement

           (i)  Private Placement of Shares of Common Stock

                Effective as of September 18, 2006, Legend International Holdings, Inc, a Delaware corporation (the "Company"), completed a private placement offering to accredited investors (the "Private Placement") in which the Company sold an aggregate of 4,000,000 shares of common stock, U.S. $0.001 par value (the "Common Stock") at a purchase price of U.S. $0.50 per share, for aggregate proceeds of U.S. $2,000,000. The Private Placement was effected pursuant to the terms of a Subscription Agreement.

                The Company had previously received approximately U.S. $1,200,000 of the proceeds of the Private Placement, which the Company used to complete its acquisition of the Astro Diamond Mines mining tenements in Northern Australia. The Company intends to utilize the remaining net proceeds of the Private Placement to conduct exploration activities for diamonds on its exploration properties located in the Northern Territory of Australia and for general corporate and working capital purposes.

                The description of the Subscription Agreement that is contained in this Form 8-K is qualified in its entirety to the text of the actual agreement that are filed as exhibits hereto.

           (ii) Issuance of Options

                On September 18, 2006, the Board of Directors of the Company adopted a Stock Option Plan (refer Item 8.01 of this Form 8K for further details) and agreed to issue the following options to acquire shares of common stock in the Company, at an exercise price of US$1.00 per option.

Name                Title                   Quantity        Exercise Price
Joseph Gutnick      President, CEO and      1,000,000       US$2.25
                    Chairman of the Board

Peter Lee           CFO & Secretary         700,000         50% at US$1.00 and
                                                            50% at US$2.25


Item 3.02  Unregistered Sales of Equity Securities

           (i) The description of the Private Placement set forth above is hereby incorporated herein by this reference. The securities that are being issued pursuant to the Private Placement are being issued in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Act") under Section 4(2) of the Act and under Regulation S promulgated under the Act.

           (ii) The description of the Options set forth above is hereby incorporated herein by this reference.


Item 8.01  Other Events

           (i)  Share Bonus Issue

                On September 19, 2006, the Company announced the issue of one
(1) new bonus share of common stock for every two (2) shares of common stock currently outstanding on the record date. The record date will be November 17, 2006. The issue of the new bonus share of common stock will be on a pro-rata basis to all shareholders.

           (ii) Proposed Increase in Authorized Share Capital and Further Bonus Issue of Shares.

                On September 19, 2006, the Company announced that it intends to seek shareholder approval to the increase in its authorized capital from 100 million shares of common stock to 200 million shares of common stock and that following such approval, it intends to undertake a further bonus issue of shares of common stock to all shareholders on the basis of one (1) new shares of common stock for every two (2) shares of common stock. The record date will be set following shareholder approval to the increase in the authorized capital of the Company. The issue of the new bonus share of common stock will be on a pro-rata


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basis to all shareholders. This communication is not a solicitation of a proxy from any security holder of the Company. The Company expects to mail a Proxy Statement to its stockholders concerning the proposal to increase the Company's authorized share capital. WE URGE SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by the Company will be available free of charge upon request from: the Company's website at http://www.lgdi.net or by calling the Company at 011-613-8532-2866.

          (iii) Stock Option Plan

                On September 18, 2006, the Board of Directors of the Company adopted the 2006 Incentive Option Plan of Legend International Holdings, Inc. The plan was established to recognize contributions made by directors, officers, employees, management company employees, consultants or company consultants, and also includes a Company, of which 100% of the share capital is beneficially owned by one or more service providers ("service provider"). The maximum aggregate number of shares that may be reserved for issuance under the plan at any point of time is 10% of the outstanding shares on a fully diluted basis at the time planned shares are reserved for issuance as a result of the grant of an option, less any common shares reserved for issuance under share options granted under share compensation arrangements other than this plan. Options to purchase common shares may be granted under the plan to service providers from time to time by the Board. Options issued under the plan can be exercisable for a maximum of 10 years from the effective date.

                Vesting of the options is otherwise at the discretion of the Board of Directors of the Company and will generally be subject to the service provider remaining employed by or continuing to provide service to the Company and its affiliates as well as at the discretion of the Board achieving certain milestones which may be defined by the Board from time to time while receiving a satisfactory performance review by the Company or any of its affiliates during the vesting period or remaining as a Director of the Company or any of its affiliate during the vesting period.

                No options may be exercised after the service provider has left the employment or office or has been advised his services are no longer required or his service contract has expired except in the case of the death of a optionee; any vesting options held by them at the date of death will become exercisable by the optionees' lawful personal representatives, heirs or executors until the earlier of one year after the date of death of such optionee and the date of expiration of the term otherwise applicable to such option; options granted to a service provider conducting investor relations activities will expire within thirty days of the date of the optionee ceasing to conduct such activities but only to the extent that such optionee was vested in the option at the date the optionee ceased to conduct such activities; options granted to an optionee other than one conducting investor relations activities will expire within 90 days after the optionee ceases to be employed or provide services to the Company but only to the extent that such optionee was vested in the option at the date the optionee ceased to be employed or to provide services to the Company; and, in the case of the optionee being dismissed from employment or service for cause, such optionees, whether or not vested at the date of dismissal will immediately terminate without right to exercise the same. Options will be exercisable only by the optionee to whom they are granted and will not be re-assignable of transferable.

                The number of common shares subject to an option will be subject to adjustment in the case of sub division of common shares, consolidation of common shares, capital raising, reorganization, reclassification or change of outstanding equity shares of the Company.

                Options granted pursuant to the plan to Directors, officers and all employees and consultants employed or retained by the Company for a period of more than 6 months at the time the option is granted will vest as follows:-
(i) One third of the total number of options granted will vest 12 months after the date of grant; (ii) a further one third of the total number of options granted will vest 24 months after the date of grant; and (iii)the remaining one third of the total number of options granted will vest 36 months after the date of grant. Options granted pursuant to the plan to the employer or consultant who has been employed or retained by the Company for a period of less than six months at the time the option is granted will vest as follows: (i) One third of the total number of options granted will vest one year after the date of grant;
(ii) A further one third of the total number of options granted will vest 18 months after the date of grant; and (iii)The remaining one third of the total number of options granted will vest 2 years after the date of grant. Options granted to consultants retained by the Company pursuant to a short term contract or for a specific project for a defined term will be such vesting provisions determined by the Board of Directors of the Company at the time the option commitment is made.


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Item 9.01  Financial Statement and Exhibits

99.1:  Press Release dated September 19, 2006

99.2   Subscription Agreement in accordance with Regulation S

99.3   Subscription Agreement in accordance with Regulation D

99.4   2006 Equity Incentive Plan


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LEGEND INTERNATIONAL HOLDINGS INC.
                                     (Company)

                                     By: /s/ Peter Lee
                                         ---------------------------------------
                                             Peter Lee
                                             Secretary

Dated: October 5, 2006